                                                                  EXHIBIT 23(L)

                 CONSENT OF PERSON CHOSEN TO BECOME A DIRECTOR

  Reference is made to the Registration Statement on Form S-1 being filed by United Rentals, Inc., a Delaware corporation (the "Company"). The undersigned consents to be named in the Registration Statement and any amendments thereto as a person who will become a director of the Company upon completion of the offering contemplation thereby.

                                                  /s/ Wayland R. Hicks
                                          -------------------------------------
                                                    Wayland R. Hicks

Dated: As of February 3, 1998